Exhibit 10.1

ISLAND SALES LIMITED

636 Gettysburg Street

Pittsburgh, PA 15206

Phone: 412-996-6708

Fax: 412-441-3253

PURCHASE ORDER	DATE: February 16, 2006

Order number: GTG-021606-1

Mr. Bradley Ray

CEO, Geotec

110 East Atlantic Avenue, Suite 200

Delray Beach, FL 33444

Commodity: Washed Bituminous Coal

Quality Parameters:	Typical, as received basis	Guarantees, as received basis
Moisture:	6.0% Typical	7.5% Maximum
Ash:	7-8% Typical, as received basis	9.00% Maximum
Volatile:	32.00% Typical, as received basis	30% Minimum
Fixed Carbon:	57% Typical, as received basis	50% Minimum
Btu/lb:	13,209 Typical, as received basis	13,200 Minimum
Sulphur:	0.85% Typical, as received basis	0.95% Maximum
Fusion:	2500degreesF. Softening temp	2400degrees F. Minimum
Size:	2” x 0” and must be able to handle appropriately at delivery

Price:	$47.10 per ton delivered to the customer based on 13,200 btu lb. Purchase order paid on the equivalent of $1.78 per million btu delivered.
Tonnage:	up to 500,000 tons on an annual basis
Term:	April 1, 2006 - December 31, 2006
Analysis:	As determined from automatic sampling at power plant.
Weights:	As provided by certified scales at power plant.
Scheduling:	All arrangements for shipping shall be scheduled through Bruce Rosen at above listed phone number.
Other terms:	Product must be able to be delivered in a condition satisfactory to the power plant customer.
Payment Terms:	30 days from shipment date

Mr. Rosen has had sales with First Energy, AEP, Allegheny Energy, P.P&L, AES Corp, Duquesne Light Company. Mr. Rosen brokers both bituminous and anthracite coal, furnace coke, coal tar and represents New Zealand’s largest coal producer, Solid Energy of New Zealand.

ISLAND SALES LIMITED	GEOTEC

/s/ Bruce M. Rosen	/s/ Bradley Ray
Bruce M. Rosen	Mr. Bradley Ray
President	CEO

Kindly acknowledge by signing and returning one copy